CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of:

(i) our report dated February 10, 2014, relating to the financial statements and financial highlights which appears in the December 31, 2013 Annual Report to Shareholders of Vanguard 500 Index Fund (constituting a separate portfolio of Vanguard Index Funds), which is also incorporated by reference in this Registration Statement; and

(ii) our report dated February 14, 2014, relating to the financial statements and financial highlights which appears in the December 31, 2013 Annual Report to Shareholders of Vanguard Tax-Managed Growth and Income Fund (constituting a separate portfolio of Vanguard Tax-Managed Funds), which is also incorporated by reference in this Registration Statement.

We also consent to the references to us under the headings “Financial Highlights” and “Independent Auditor” in this Registration Statement, as well as under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information with respect to Vanguard 500 Index Fund and Vanguard Growth and Income Fund, which are included and/or incorporated by reference into this Registration Statement.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 28, 2014